Exhibit 1.1

25,965,437 Shares

ANTERO MIDSTREAM CORPORATION

Common Stock

UNDERWRITING AGREEMENT

November 6, 2019

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

The stockholders listed on Schedule I hereto (each, a “Selling Stockholder” and together, the “Selling Stockholders”), propose to sell an aggregate of 25,965,437 shares (the “Stock”) of the common stock, par value $0.01 per share (the “Common Stock”), of Antero Midstream Corporation, a Delaware corporation (the “Company”), to Barclays Capital Inc. This agreement (this “Agreement”) is to confirm the agreement concerning the purchase of the Stock from the Selling Stockholders by the Underwriter.

1.               Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees with the Underwriter that:

(a)             Registration Statement. A registration statement on Form S-3 (File No. 333-230230) relating to the Stock has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Company to you. As used in this Agreement:

(i)       “Applicable Time” means 6:55 p.m. (New York City time) on November 6, 2019;

(ii)       “Effective Date” means the date and time as of which the Registration Statement, or the most recent post-effective amendment thereto, became, or is deemed to have become, effective by the Commission;

(iii)       “Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433(h) under the Securities Act);

(iv)       “Preliminary Prospectus” means any preliminary prospectus relating to the Stock included in the Registration Statement or filed with the Commission pursuant to Rule 424(b) under the Securities Act;

(v)       “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the information included in Schedule III hereto and each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 under the Securities Act;

(vi)       “Prospectus” means the final prospectus relating to the Stock, as filed with the Commission pursuant to Rule 424(b) under the Securities Act; and

(vii)       “Registration Statement” means the registration statement (File No. 333-230230), as of the Effective Date, relating to the offering, issuance and sale of the Stock including any Preliminary Prospectus or the Prospectus, all exhibits to such registration statement.

Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) under the Securities Act prior to or on the date hereof. Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and before the date of such amendment or supplement and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any document filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date and before the date of such amendment that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or, to the Company’s knowledge, threatened by the Commission. The Commission has not notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto.

(b)            Well-Known Seasoned Issuer. The Company has been since the time of initial filing of the Registration Statement and continues to be a “well-known seasoned issuer” (as defined in Rule 405) eligible to use Form S-3 for the offering of the Stock, including not having been an “ineligible issuer” (as defined in Rule 405) at any such time or date. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and was filed not earlier than the date that is three years prior to the Delivery Date.

(c)             Form of Documents. The Registration Statement conformed and will conform in all material respects on the Effective Date and on the Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the rules and regulations thereunder. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) under the Securities Act and on the Delivery Date to the requirements of the Securities Act and the rules and regulations thereunder. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.

(d)             No Material Misstatements or Omissions in the Registration Statement. The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, which information is specified in Section 10(f), or any Selling Stockholder Information (as defined below).

(e)               No Material Misstatements or Omissions in the Prospectus. The Prospectus will not, as of its date or as of the Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, which information is specified in Section 10(f), or any Selling Stockholder Information.

(f)                No Material Misstatements or Omissions in the Documents Filed and Incorporated By Reference. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)               No Material Misstatements or Omissions in the Pricing Disclosure Package. The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, which information is specified in Section 10(f), or any Selling Stockholder Information.

(h)               No Material Misstatements or Omissions in Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus listed in Schedule V hereto, when taken together with the Pricing Disclosure Package, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Issuer Free Writing Prospectus listed in Schedule V hereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, which information is specified in Section 10(f), or any Selling Stockholder Information.

(i)               Issuer Free Writing Prospectuses Conform to the Requirements of the Securities Act. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and rules and regulations thereunder. The Company has not made any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriter, except as set forth on Schedule V hereto. The Company has retained in accordance with the Securities Act and the rules and regulations thereunder all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act and the rules and regulations thereunder.

(j)               Financial Statements. The historical financial statements and the related notes and supporting schedules thereto included or incorporated by reference in the most recent Preliminary Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles accepted in the United States applied on a consistent basis throughout the periods covered thereby, except to the extent disclosed therein. The other financial information included or incorporated by reference in the most recent Preliminary Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly in all material respects the information shown thereby. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(k)               No Material Adverse Changes. Except as otherwise disclosed in the most recent Preliminary Prospectus, since the date of the most recent financial statements included or incorporated by reference in the most recent Preliminary Prospectus, (i) there has not been any change in the capital stock or long-term debt securities of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company or any of its subsidiaries on any class of equity interests, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position or results of operations of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority; and (iv) neither the Company nor any of its subsidiaries has issued or granted any securities.

(l)                 Organization and Good Standing. The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, (A) have a material adverse effect on the business, properties, management, financial position or results of operations of the Company and its subsidiaries taken as a whole or (B) materially impair the ability of the Company or any of its subsidiaries to perform their respective obligations under this Agreement (each of clause (A) and (B), a “Material Adverse Effect”).

(m)             Subsidiaries. The Company owns, directly or indirectly, the issued and outstanding capital stock, membership interests, partnership interests or other ownership interests (as applicable) of the subsidiaries as set forth across the name of the entities listed on Schedule VI and does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity other than Series B of M3 Appalachia Operating, LLC (“M3 Appalachia Operating”), Stonewall Gas Gathering LLC (“Stonewall”), Sherwood Midstream LLC (“Sherwood Midstream”), Sherwood Midstream Holdings LLC (“Sherwood Holdings”), MarkWest Ohio Fractionation Company, L.L.C. (together with M3 Appalachia Operating, Stonewall, Sherwood Midstream and Sherwood Holdings, the “JV Entities”) or other entities that, in the aggregate would not constitute a significant subsidiary as such term is defined in Section 1.02(w) of Regulation S-X under the Securities Act. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Schedule VI. All of the issued and outstanding capital stock of, or other equity interest in, each of the Company’s subsidiaries has been duly authorized and validly issued, is fully paid (in the case of an interest in a limited partnership or limited liability company, to the extent required under the organizational documents of such subsidiary) and, where applicable, nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) or Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”), as applicable) and is owned directly or indirectly by the Company free and clear of any lien, charge or encumbrance (“Lien”), except, in each case, for (i) restrictions on transferability contained in the applicable constituent documentation for such subsidiary, (ii) as disclosed to the Underwriter or otherwise disclosed in the most recent Preliminary Prospectus, (iii) Liens created or arising under the Delaware LP Act or the Delaware LLC Act and (iv) Liens created or arising under that certain Amended and Restated Credit Agreement, dated as of October 26, 2017, by and among Antero Midstream Partners LP and certain of its subsidiaries, certain lenders party thereto, Wells Fargo Bank, National Association, as administrative agent, swingline lender and L/C issuer, and the other parties thereto, as amended, supplemented or restated, if applicable, including any promissory notes, pledge agreements, security agreements, mortgages, guarantees and other instruments or agreements entered into by the Company or its subsidiaries in connection therewith or pursuant thereto, in each case as amended, supplemented or restated, if applicable (the “Credit Facility”).

(n)               Capitalization. As of the date hereof, the issued and outstanding capital stock of the Company consists solely of 503,419,919 shares of Common Stock and 10,000 shares of the Company’s 5.5% Series A Non-Voting Perpetual Preferred Stock. All of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform to the description thereof contained in the most recent Preliminary Prospectus in all material respects and are not subject to any preemptive right, resale right, right of first refusal or similar right. No options, warrants or other rights to purchase or exchange any securities for shares of the Company’s capital stock are outstanding, except as disclosed in the most recent Preliminary Prospectus.

(o)               Power and Authority. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(p)               Authorization, Execution and Delivery of the Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(q)               No Defaults. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or bylaws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority; except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(r)                No Conflicts. The execution, delivery and performance of this Agreement, the sale of the Stock and the consummation of the transactions contemplated by this Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property, right or assets of the Company or any of its subsidiaries is subject, except in each case for any Liens otherwise disclosed to the Underwriter; (ii) result in any violation of the provisions of the charter or bylaws or similar organizational documents of the Company or any of its subsidiaries; or (iii) result in any violation of any law or statute or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(s)                No Consents. No consent, approval, authorization or order of, or filing, registration or qualification (“consent”) of or with any court or arbitrator or governmental or regulatory authority is required for (i) the execution, delivery and performance by the Company of this Agreement; (ii) the sale of the Stock as described in the most recent Preliminary Prospectus; or (iii) the consummation of the transactions contemplated by this Agreement; except (A) such as have been, or prior to the Delivery Date will be, obtained or made, (B) for the registration of the Stock under the Securities Act and consents as may be required under the Exchange Act, applicable state securities laws, and the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and sale of the Stock by the Underwriter, (C) for such consents that, if not obtained, have not and would not, individually or in the aggregate, have a Material Adverse Effect; and (D) as described in the Registration Statement and the most recent Preliminary Prospectus.

(t)                 Legal Proceedings. Except as described in the most recent Preliminary Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property, right or asset of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect; and to the knowledge of the Company, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or by others.

(u)               Independent Accountants. KPMG LLP, which has certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(v)               Title to Properties. The Company and its subsidiaries have good and marketable title to, or have valid rights to lease or otherwise use, all items of real property and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all Liens except those (i) created or arising under the Credit Facility, which are described in the most recent Preliminary Prospectus, (ii) that do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (iii) that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(w)             Rights of Way. The Company and its subsidiaries, directly or indirectly, have such consents, easements, rights-of-way, permits or licenses from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described in the most recent Preliminary Prospectus, subject to the limitations described in the most recent Preliminary Prospectus, if any, except for (i) qualifications, reservations and encumbrances with respect thereto that would not have a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; the Company and its subsidiaries have fulfilled and performed, in all material respects, its obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that, individually or in the aggregate, would not have a Material Adverse Effect; and none of such rights-of-way contains any restriction that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(x)               Intellectual Property. The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(y)               No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders or other affiliates of the Company or any of its subsidiaries, on the other hand, that is required by the Securities Act to be described in the most recent Preliminary Prospectus, which is not so described.

(z)               Investment Company Act. Neither the Company nor any of its subsidiaries is, and as of the Delivery Date and, after giving effect to the offer and sale of the Stock, none of them will be, (i) required to register as an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”) or (ii) required to register as a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(aa)            Taxes. Except as disclosed in the most recent Preliminary Prospectus or as would not, individually or in the aggregate, have a Material Adverse Effect, (A) the Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof and (B) there is no tax deficiency that has been, or would reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.

(bb)           Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities (“Permits”) that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the most recent Preliminary Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the most recent Preliminary Prospectus or as would not reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such Permits or has any reason to believe that any such Permits will not be renewed in the ordinary course.

(cc)            No Labor Disputes. No labor disturbance by or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s or any of the Company’s subsidiaries, except as would not reasonably be expected to have a Material Adverse Effect.

(dd)            Environmental Laws. Except as described in the most recent Preliminary Prospectus: (i) the Company and its subsidiaries (x) are and, during the relevant time periods specified in all applicable statutes of limitations, have been in compliance with all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety (to the extent such human health or safety protection is related to exposure to hazardous or toxic substances or wastes, pollutants or contaminants), the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses and (z) have not received any written notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, have a Material Adverse Effect; and (iii) there are no proceedings that are pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries under any Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed.

(ee)            Compliance with ERISA. In each case, except as would not individually or in the aggregate, have a Material Adverse Effect, (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its subsidiaries for employees or former employees of the Company and its subsidiaries has been maintained in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including, but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) no such plan is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA; and (iv) neither the Company nor any of its subsidiaries has any reasonable expectation of incurring any liabilities under Title IV of ERISA.

(ff)              Disclosure Controls. The Company and its subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company and its subsidiaries in reports that the Company files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management, including its principal executive officer(s) and principal financial officer(s), as appropriate to allow timely decisions regarding required disclosure to be made. The Company’s disclosure controls and procedures are effective in all material respects to perform the functions for which they were established. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 15d-15(b) of the Exchange Act.

(gg)           Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as such term is defined in Rule 15d-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and that have been designed by, or under the supervision of, the Company’s principal executive officer(s) and principal financial officer(s), to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of the Company’s consolidated financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the most recent Preliminary Prospectus is prepared in accordance with the Commission’s rules and guidelines applicable thereto. As of the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by KPMG LLP, there were no material weaknesses or significant deficiencies in the internal controls of the Company.

(hh)           Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in reasonable amounts and insures against such losses and risks as are reasonably adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures (other than the payment of premiums due) are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(ii)              Cybersecurity; Data Protection. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform as necessary for the operation of the business of the Company and its subsidiaries as currently conducted, except as would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its subsidiaries conduct industry-standard scans of its IT Systems to detect and address material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity and security of all IT Systems and sensitive data (including all personal, personally identifiable, confidential or regulated data (“Sensitive Data”)) used in connection with their businesses, and there have been no known breaches, violations, outages or unauthorized uses of or accesses to same, except as would not, individually or in the aggregate, have a Material Adverse Effect, and the Company and its subsidiaries have not had a duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations applicable to the privacy and security of its IT Systems and Sensitive Data and to the protection of such IT Systems and Sensitive Data from unauthorized use, access, misappropriation or modification.

(jj)              No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(kk)           Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ll)              No Conflicts with Sanctions Laws. None of the Company, any of its subsidiaries or, to the knowledge of the Company and its subsidiaries, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Crimea and Syria (each, a “Sanctioned Country”). For the past five years, to the knowledge of the Company, the Company and its subsidiaries have not engaged in, are not now knowingly engaged in and will not engage in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(mm)         No Restrictions on Subsidiaries. Except as disclosed in the Registration Statement and the most recent Preliminary Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(nn)           No Brokers. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Stock.

(oo)           No Integration. The Company has not, directly or through any agent, issued, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the offering and sale of the Stock contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(pp)           Stabilization. The Company and its subsidiaries have not taken, directly or indirectly, any action designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Stock.

(qq)           Statistical and Market-Related Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in the most recent Preliminary Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(rr)             Sarbanes-Oxley Act. There has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith applicable to the Company, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ss)             No Changes in Internal Controls. Since the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by KPMG LLP, (i) the Company has not been advised of or become aware of (A) any significant deficiencies in the design or operation of internal controls that would adversely affect the ability of the Company or any of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and its subsidiaries; and (ii) there have been no significant changes in internal controls or in other factors that would significantly affect internal controls.

(tt)              Critical Accounting Policies. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates” set forth or incorporated by reference in the most recent Preliminary Prospectus accurately and fully describes (i) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (ii) the judgments and uncertainties affecting the application of Critical Accounting Policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(uu)            Contracts to be Described or Filed. There are no contracts or other documents required to be described in the Registration Statement or the most recent Preliminary Prospectus or filed as exhibits to the Registration Statement, that are not described and filed as required. The statements made in the most recent Preliminary Prospectus, insofar as they purport to constitute summaries of the terms of the contracts and other documents described and filed, constitute accurate summaries of the terms of such contracts and documents in all material respects. To the Company’s knowledge, no other party to any such contract or other document has any intention not to render full performance as contemplated by the terms thereof.

(vv)            Summaries of Law. The statements made or incorporated by reference in the most recent Preliminary Prospectus under the caption “Material U.S. Federal Income Tax Considerations,” insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(ww)           Additional Registration Statements. Except as described in the most recent Preliminary Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(xx)             NYSE Listing of Common Shares. The Stock is listed on the New York Stock Exchange.

(yy)            Distribution of Offering Materials. The Company has not distributed and, prior to the later to occur of the Delivery Date and completion of the distribution of the Stock, will not distribute any offering material in connection with the offering and sale of the Stock other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Underwriter has consented in accordance with Section 1(k) or Section 6(a) and any Issuer Free Writing Prospectus set forth on Schedule V hereto.

Any certificate signed by any officer of the Company and delivered to the Underwriter or counsel for the Underwriter in connection with the offering of the Stock shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Underwriter.

2.                Representations, Warranties and Agreements of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, represents, warrants and agrees with the Underwriter that:

(a)               No Distribution of Offering Material. Such Selling Stockholder nor any person acting on behalf of such Selling Stockholder (other than, if applicable, the Company and the Underwriter) has not distributed and will not distribute any prospectus or other offering material, including any “free writing prospectus” (as defined in Rule 405 under the Securities Act), in connection with the offering and sale of the Stock.

(b)               Title to Securities. On the Delivery Date, such Selling Stockholder will have good and valid title to, or a valid security entitlement within the meaning of Section 8-102 of the New York Uniform Commercial Code in respect of, the shares of Stock to be sold by such Selling Stockholder hereunder on the Delivery Date free and clear of all Liens. Upon (i) payment for the Stock to be sold by such Selling Stockholder pursuant to this Agreement, (ii) delivery of such Stock, as directed by the Underwriter, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), (iii) registration of such Stock in the name of DTC, Cede or such other nominee and (iv) DTC indicating by book entries on its books that security entitlements with respect to such Stock have been credited to the Underwriter’s securities accounts, (A) DTC will acquire a security entitlement within the meaning of Section 8-102 of the New York Uniform Commercial Code to the Stock free and clear of all Liens; (B) DTC shall be a “protected purchaser” of such Stock within the meaning of Section 8-303 of the New York Uniform Commercial Code (the “UCC”) (assuming DTC does not have notice of any adverse claim with respect to such Stock); (C) under Section 8-501 of the UCC, the Underwriter will acquire a valid security entitlement in respect of such Stock; and (D) an action based on an “adverse claim” (as defined in Section 8-102 of the UCC) to such securities entitlement, whether framed in conversion, replevin, constructive trust, equitable lien or other theory may not be asserted against the Underwriter with respect to such security entitlement (assuming that the Underwriter is purchasing such Stock without notice of any adverse claim). For purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Stock will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC, and (z) appropriate entries to the accounts of the Underwriter on the records of DTC will have been made pursuant to the UCC.

(c)               Due Authorization. Such Selling Stockholder has full right, power and authority, corporate, limited partnership, limited liability company or otherwise, to enter into this Agreement and to perform its obligations hereunder.

(d)               Authorization, Execution and Delivery of the Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

(e)               No Defaults. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in (i) a breach or violation of such Selling Stockholder’s charter or bylaws or similar organization documents; (ii) default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject; or (iii) violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default of violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(f)                No Consents. No consent with any court or arbitrator or governmental or regulatory authority is required for (i) the sale of the Stock by such Selling Stockholder, (ii) the execution, delivery and performance by such Selling Stockholder of this Agreement and (iii) the consummation by such Selling Stockholder of the transactions contemplated by this Agreement, except (A) such as have been, or prior to the Delivery Date will be, obtained or made, (B) for the registration of the Stock under the Securities Act, consents required under the Exchange Act, applicable state securities laws, and the rules of FINRA in connection with the purchase and sale of the Stock by the Underwriter, (C) for such that, if not obtained, have not or would not, individually or in the aggregate, have a Material Adverse Effect, and (D) as described in the Registration Statement and the most recent Preliminary Prospectus.

(g)               Affirmation of Representations and Warranties. In respect of any statements in or omissions from the Registration Statement, Prospectus, Pricing Disclosure Package or any Issuer Free Writing Prospectuses listed on Schedule V hereto, or any amendment or supplement thereto used by the Company or the Underwriter, as the case may be, made in reliance upon and in conformity with information furnished to the Company by such Selling Stockholder specifically for use in connection with the preparation thereof, such Selling Stockholder hereby makes the same representations and warranties to the Underwriter as the Company makes under Sections 1(d)-1(h); it being understood and agreed that the foregoing applies only to such information furnished by such Selling Stockholder to the Company, which consists of (A) the legal name, address and the number of shares of Common Stock owned by such Selling Stockholder, and (B) the other information with respect to such Selling Stockholder (excluding percentages) which appear in the table (and corresponding footnotes) under the caption “Selling Stockholders” (collectively, the “Selling Stockholder Information”).

(h)               Stabilization. Except as disclosed in the most recent Preliminary Prospectus, such Selling Stockholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the shares of the Stock.

Any certificate signed by an officer or other authorized signatory of a Selling Stockholder and delivered to the Underwriter or counsel for the Underwriter in connection with the offering of the Stock shall be deemed a representation and warranty by such Selling Stockholder, as to matters covered thereby, to the Underwriter.

3.             Purchase of the Stock by the Underwriter. On the basis of the representations, warranties and covenants contained in, and subject to the terms and conditions of, this Agreement, each Selling Stockholder agrees, severally and not jointly, to sell, and the Underwriter agrees to purchase, the number of shares of the Stock set forth opposite the name of such Selling Stockholder in Schedule I hereto. The purchase price payable by the Underwriter for the Stock is $6.52 per share.

The Selling Stockholders shall not be obligated to deliver any of the Stock to be delivered on the Delivery Date, except upon payment for all such Stock to be purchased on the Delivery Date as provided herein.

4.             Offering of Stock by the Underwriter. Upon authorization by the Underwriter of the release of the Stock, the Underwriter proposes to offer the Stock for sale upon the terms and conditions to be set forth in the Prospectus.

5.             Delivery of and Payment for the Stock. Delivery of and payment for the Stock shall be made at 10:00 a.m., New York City time, on November 12, 2019 or at such other date or place as shall be determined by agreement between the Underwriter, the Company and the Selling Stockholders. This date and time are sometimes referred to as the “Delivery Date.” Delivery of the Stock shall be made to the Underwriter for the account of the Underwriter against payment by the Underwriter of the respective aggregate purchase prices of the Stock being sold by the Selling Stockholders to or upon the order of the Selling Stockholders of the purchase price by wire transfer in immediately available funds to the accounts specified by the Selling Stockholders. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Underwriter hereunder. The Selling Stockholders shall deliver the Stock through the facilities of DTC unless the Underwriter shall otherwise instruct.

6.             Further Agreements of the Company. The Company agrees:

(a)               To prepare the Prospectus in a form approved by the Underwriter and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the Delivery Date except as provided herein; to advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Underwriter with copies thereof; to advise the Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

(b)               To furnish promptly to the Underwriter and to counsel for the Underwriter a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(c)               To deliver promptly to the Underwriter such number of the following documents as the Underwriter shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (C) each Issuer Free Writing Prospectus, and (D) any document incorporated by reference in any Preliminary Prospectus or the Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Stock or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Underwriter and, upon its request, to file such document and to prepare and furnish without charge to the Underwriter and to any dealer in securities as many copies as the Underwriter may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance.

(d)               To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Underwriter, be required by the Securities Act or requested by the Commission.

(e)               Prior to filing with the Commission any amendment or supplement to the Registration Statement, the Prospectus or any document incorporated by reference in the Prospectus or any amendment to any document incorporated by reference in the Prospectus, to furnish a copy thereof to the Underwriter and counsel for the Underwriter, and not to file any such amendment or supplement to which the Underwriter reasonably objects.

(f)                Not to make any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriter.

(g)               To comply with all applicable requirements of Rule 433 under the Securities Act with respect to any Issuer Free Writing Prospectus. If at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Underwriter and, upon its request, to file such document and to prepare and furnish without charge to the Underwriter as many copies as the Underwriter may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(h)               As soon as practicable after the Effective Date (it being understood that the Company shall have until at least 410 days or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Company’s fiscal year, 455 days after the end of the Company’s current fiscal quarter), to make generally available to the Company’s security holders and to deliver to the Underwriter (or make available through the Commission’s Electronic Data Gathering, Analysis and Retrieval System) an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158 under the Securities Act).

(i)                 Promptly from time to time to take such action as the Underwriter may reasonably request to qualify the Stock for offering and sale under the securities or Blue Sky laws of Canada and such other jurisdictions as the Underwriter may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify; (ii) file a general consent to service of process in any such jurisdiction; or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(j)                 For a period commencing on the date hereof and ending on the 30th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (A) offer for sale, sell, pledge, or otherwise dispose of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (other than the Stock and shares of Common Stock and securities convertible into or exchangeable for Common Stock issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or described in the most recent Preliminary Prospectus), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options pursuant to employee benefit plans, option plans, qualified stock option plans or other employee compensation plans existing on the date hereof or described in the most recent Preliminary Prospectus), (B) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (A) or clause (B) is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (C) file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company (other than any registration statement on Form S-8), or (D) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Underwriter, and to cause the stockholders of the Company set forth on Schedule II hereto to furnish to the Underwriter, prior to the Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”).

(k)               To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Securities Act.

(l)                 Except as disclosed in the most recent Preliminary Prospectus, the Company and its subsidiaries will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Stock.

(m)             The Company will do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Delivery Date, and to satisfy all conditions precedent to the Underwriter’s obligations hereunder to purchase the Stock.

7.             Further Agreements of each Selling Stockholder. Each Selling Stockholder agrees, severally and not jointly:

(a)            Neither such Selling Stockholder nor any person acting on behalf of such Selling Stockholder (other than, if applicable, the Company and the Underwriter) shall use or refer to any “free writing prospectus” (as defined in Rule 405 under the Securities Act), relating to the Stock.

(b)           Such Selling Stockholder will deliver to the Underwriter prior to or at the Delivery Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

(c)           Except as set forth in the most recent Preliminary Prospectus, such Selling Stockholder will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Stock.

(d)           Such Selling Stockholder agrees to do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Delivery Date, and to satisfy all conditions precedent applicable to such Selling Stockholder to the Underwriter’s obligations hereunder to purchase the Stock.

8.             Expenses. The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all expenses, costs, fees and taxes incident to and in connection with (a) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (b) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement; (c) the production and distribution of this Agreement and any other related documents in connection with the offering, purchase, sale and delivery of the Stock; (d) any required review by the FINRA of the terms of sale of the Stock; (e) the qualification of the Stock under the securities laws of the several jurisdictions as provided in Section 6(i) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriter); and (f) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholders under this Agreement; provided that, except as provided in this Section 8 and in Section 12, the Underwriter shall pay its own costs and expenses, including the costs and expenses of its counsel, any transfer taxes on the Stock that it may sell and the expenses of advertising any offering of the Stock made by the Underwriter.

9.             Conditions of Underwriter’s Obligations. The obligations of the Underwriter hereunder are subject to the accuracy, when made and on the Delivery Date, of the representations and warranties of the Company and the Selling Stockholders contained herein, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a)           The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a). The Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or, to the knowledge of the Company, threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

(b)           The Underwriter shall have not discovered and disclosed to the Company on or prior to the Delivery Date that (i) the Registration Statement, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Latham & Watkins LLP, counsel for the Underwriter, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading or (ii) the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Latham & Watkins LLP, counsel for the Underwriter, is material or omits to state a fact which, in the opinion of such counsel is material and is necessary to make the statements therein, in the light of the circumstances existing on the Delivery Date, not misleading.

(c)           All corporate and limited liability company proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Stock, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby and thereby shall be reasonably satisfactory in all material respects to counsel for the Underwriter, and the Company and the Selling Stockholders shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)            Vinson & Elkins L.L.P. shall have furnished to the Underwriter its written opinion, as counsel to the Company, addressed to the Underwriter and dated the Delivery Date, in form and substance reasonably satisfactory to the Underwriter.

(e)            Thompson & Knight LLP shall have furnished to the Underwriter its written opinion, as counsel to Yorktown Energy Partners VII, L.P. and Yorktown Energy Partners VIII, L.P., addressed to the Underwriter and dated the Delivery Date, in form and substance reasonably satisfactory to the Underwriter. Kirkland & Ellis LLP shall have furnished to the Underwriter its written opinion, as counsel to certain of the Selling Stockholders, addressed to the Underwriter and dated the Delivery Date, in form and substance reasonably satisfactory to the Underwriter.

(f)             The Underwriter shall have received from Latham & Watkins LLP, counsel for the Underwriter, such opinion or opinions, dated the Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(g)            At the time of execution of this Agreement, the Underwriter shall have received from KPMG LLP a letter, in form and substance satisfactory to the Underwriter, addressed to the Underwriter and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three business days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(h)          With respect to the letter of KPMG LLP referred to in the preceding paragraph and delivered to the Underwriter concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Underwriter a letter (the “bring-down letter”) of such accountants, addressed to the Underwriter and dated the Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission; (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three business days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter; and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(i)            The Company shall have furnished to the Underwriter a certificate, dated the Delivery Date, of its Chief Executive Officer and its Chief Financial Officer as to such matters as the Underwriter may reasonably request, including, without limitation, a statement:

(i)        That the representations, warranties and agreements of the Company in Section 1 are true and correct on and as of the Delivery Date, and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Delivery Date;

(ii)       That no stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened; and the Commission shall not have notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto; and

(iii)       That they have examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (1) the Registration Statement, as of the Effective Date, did not contain any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (2) the Prospectus, as of its date and on the Delivery Date did not and does not contain any untrue statement of a material fact and did not and does not omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (3) the Pricing Disclosure Package, as of the Applicable Time, did not contain any untrue statement of a material fact and did not omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(j)             Each Selling Stockholder shall have furnished to the Underwriter on the Delivery Date a certificate, dated the Delivery Date, signed by an officer or other authorized signatory of such Selling Stockholder stating that he or she has carefully examined the Selling Stockholder Information contained in the Registration Statement, the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto and this Agreement and that (i) the representations and warranties of such Selling Stockholder in this Agreement are true and correct on and as of the Delivery Date to the same effect as if made on the Delivery Date and (ii) such Selling Stockholder has complied with all its agreements contained herein and has satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Delivery Date.

(k)           Except as described in the most recent Preliminary Prospectus, (i) neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest financial statements included or incorporated by reference in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, or from any labor dispute or court or governmental action, order or decree and (ii) since such date there shall not have been any change in the capital stock or long-term debt securities of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management or business of the Company and its subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, individually or in the aggregate, in the judgment of the Underwriter, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on the Delivery Date on the terms and in the manner contemplated in the Prospectus.

(l)               Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization” (as defined by the Commission in Section 3(a)(62) of the Exchange Act) and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock.

(m)             Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) (A) trading in securities generally on any securities exchange that has registered with the Commission under Section 6 of the Exchange Act (including the New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market), or (B) trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii) a general moratorium on commercial banking activities shall have been declared by federal or state authorities; (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States; or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Underwriter, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on the Delivery Date on the terms and in the manner contemplated in the Prospectus.

(n)              The Lock-Up Agreements between the Underwriter and the stockholders of the Company set forth on Schedule II hereto, delivered to the Underwriter on or before the date of this Agreement, shall be in full force and effect on the Delivery Date.

(o)              On or prior to the Delivery Date, the Company shall have furnished to the Underwriter such further certificates and documents as the Underwriter may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.

10.              Indemnification and Contribution.

(a)              Indemnification of Underwriter by Company. The Company hereby agrees to indemnify and hold harmless the Underwriter, its affiliates, directors, officers, employees and selling agents and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which the Underwriter, affiliate, director, officer, employee, selling agent or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or any amendment or supplement thereto, (C) any “issuer information” (as defined in Rule 433(h) under the Securities Act) in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by the Underwriter with respect to whose use the Company has given its consent (any such issuer information, “Permitted Issuer Information”), (D) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing or the offering of the Stock, including any “road show” (as defined in Rule 433(h) under the Securities Act) not constituting an Issuer Free Writing Prospectus (“Marketing Materials”), or (E) any Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company for use therein) specifically for the purpose of qualifying any or all of the Stock under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Underwriter and each such affiliate, director, officer, employee, selling agent or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Underwriter, affiliate, director, officer, employee, selling agent or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials or any Blue Sky Application, in reliance upon and in conformity with written information concerning the Underwriter furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 10(f), or any of the Selling Stockholder Information. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to the Underwriter or to any affiliate, director, officer, employee, selling agent or controlling person of the Underwriter.

(b)              Indemnification of Underwriter by the Selling Stockholders. Each of the Selling Stockholders, severally and not jointly, in proportion to the number of shares of Stock sold by such Selling Stockholder hereunder, shall indemnify and hold harmless the Underwriter, its affiliates, directors, officers, employees and selling agents and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which the Underwriter, affiliate, director, officer, employee, selling agent or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto or any Permitted Issuer Information, any Marketing Materials, any Blue Sky Application or any “free writing prospectus” (as defined in Rule 405 under the Securities Act) (any such “free writing prospectus” that was prepared by or on behalf of such Selling Stockholder or used or referred to by such Selling Stockholder in connection with the offering of the Stock in violation of Section 7(a) being referred to as a “Selling Stockholder Free Writing Prospectus”); or (ii) the omission or alleged omission to state in any Preliminary Prospectus, Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials, any Blue Sky Application or any Selling Stockholder Free Writing Prospectus, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Underwriter, its affiliates, directors, officers, employees and selling agents and each such controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Underwriter, its affiliates, directors, officers, employees and selling agents or controlling persons in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The aggregate liability of each Selling Stockholder under Section 10(b) and Section 10(e) or any claim for breach of representations and warranties of such Selling Stockholder contained in Section 2 shall be limited to an amount equal to the aggregate net proceeds, after underwriting discounts but before deducting expenses received by such Selling Stockholder, from the sale of Stock sold hereunder by such Selling Stockholder (the “Selling Stockholder Proceeds”). Such Selling Stockholder will not be liable pursuant to this section 10(b) in any case except to the extent that any such loss, claim, damage or liability, or any action in respect thereof, arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any Preliminary Prospectus, Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials, any Blue Sky Application or any Selling Stockholder Free Writing Prospectus in reliance upon and in conformity with Selling Stockholder Information provided by such Selling Stockholder.

(c)              The Underwriter shall indemnify and hold harmless the Company, the Selling Stockholders, their respective directors, officers and employees, and each person, if any, who controls the Company or such Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, such Selling Stockholder or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials or Blue Sky Application; or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials or Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Underwriter furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 10(f). The foregoing indemnity agreement is in addition to any liability that the Underwriter may otherwise have to the Company, such Selling Stockholder or any such director, officer, employee or controlling person.

(d)              Promptly after receipt by an indemnified party under this Section 10 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 10 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 10. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 10 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 10(a) or (b) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement.

(e)              If the indemnification provided for in this Section 10 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 10(a), 10(b), 10(c) or 10(g) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriter, on the other, from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriter, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriter, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company and the Selling Stockholders, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriter with respect to the shares of the Stock purchased under this Agreement, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholders and the Underwriter agrees that it would not be just and equitable if contributions pursuant to this Section 10(e) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10(e) shall be deemed to include, for purposes of this Section 10(e), any documented legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10(e), in no event shall the Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by the Underwriter with respect to the offering of the Stock exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding anything herein to the contrary, in no event shall the liability of any Selling Stockholder under Section 10(b) and 10(e) and for any claim for breach of representations and warranties of such Selling Stockholder contained in Section 2 exceed the Selling Stockholder Proceeds received by such Selling Stockholder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)               The Underwriter confirms that the statements regarding delivery of shares by the Underwriter set forth on the cover page of, and the concession and reallowance figures and the paragraph relating to stabilization by the Underwriter appearing under the caption “Underwriting” in, the most recent Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning the Underwriter furnished in writing to the Company by or on behalf of the Underwriter specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials.

11.              Termination. The obligations of the Underwriter hereunder may be terminated by the Underwriter by notice given to and received by the Company and the Selling Stockholders prior to delivery of and payment for the Stock if, prior to that time, any of the events described in Sections 9(l) and 9(m) shall have occurred or if the Underwriter shall decline to purchase the Stock for any reason permitted under this Agreement.

12.              Reimbursement of Underwriter’s Expenses. If (a) the Selling Stockholders shall fail to tender the Stock for delivery to the Underwriter for any reason or (b) the Underwriter shall decline to purchase the Stock for any reason permitted under this Agreement, the Company will reimburse the Underwriter for all reasonable out-of-pocket expenses (including fees and disbursements of counsel for the Underwriter) incurred by the Underwriter in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company shall pay the full amount thereof to the Underwriter. Notwithstanding the foregoing, if this Agreement is terminated or the purchase of the Stock is not consummated as a result of the occurrence of any of the events described in Section 9(m) (other than the occurrence of an event described in Section 9(m)(i)(B)), the Company shall not be obligated to reimburse the defaulting Underwriter on account of those expenses.

13.              Research Analyst Independence. The Company acknowledges that the Underwriter’s research analysts and research departments are required to be independent from its investment banking divisions and are subject to certain regulations and internal policies, and that the Underwriter’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of its investment banking divisions. The Company and the Selling Stockholders hereby waive and release, to the fullest extent permitted by law, any claims that the Company or the Selling Stockholders may have against the Underwriter with respect to any conflict of interest that may arise from the fact that the views expressed by its independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company or the Selling Stockholders by the Underwriter’s investment banking divisions. The Company and the Selling Stockholders acknowledge that the Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

14.              No Fiduciary Duty. The Company and the Selling Stockholders acknowledge and agree that in connection with this offering, sale of the Stock or any other services the Underwriter may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriter: (a) no fiduciary or agency relationship between the Company, the Selling Stockholders and any other person, on the one hand, and the Underwriter, on the other, exists; (b) the Underwriter is not acting as an advisor, expert or otherwise, to either the Company or the Selling Stockholders, including, without limitation, with respect to the determination of the public offering price of the Stock, and such relationship between the Company and the Selling Stockholders, on the one hand, and the Underwriter, on the other, is entirely and solely commercial, based on arms-length negotiations; (c) any duties and obligations that the Underwriter may have to the Company or Selling Stockholders shall be limited to those duties and obligations specifically stated herein; and (d) the Underwriter and its affiliates may have interests that differ from those of the Company and the Selling Stockholders. The Company and the Selling Stockholders hereby waive any claims that the Company or the Selling Stockholders may have against the Underwriter with respect to any breach of fiduciary duty in connection with this offering.

15.              Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)              if to the Underwriter, shall be delivered or sent by mail or facsimile transmission to Barclays Capital Inc., 745 Seventh Avenue, New York, New York, 10019, Attention: Syndicate Registration, fax no. (646) 834-8133, with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: General Counsel;

(b)              if to the Company, shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Glen C. Warren, Jr. (Fax: (303) 357-7315); and

(c)               if to a Selling Stockholder, shall be delivered or sent by mail or facsimile transmission to such Selling Stockholder at its address set forth on Schedule I hereto.

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

16.              Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Company, the Selling Stockholders and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company and the Selling Stockholders contained in this Agreement shall also be deemed to be for the benefit of the directors, officers, employees and selling agents of the Underwriter and each person or persons, if any, who control the Underwriter within the meaning of Section 15 of the Securities Act, and (b) the indemnity agreement of the Underwriter contained in Section 10(c) of this Agreement shall be deemed to be for the benefit of the directors, officers and employees of the Company and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 16, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

17.              Survival. The respective indemnities, representations, warranties and agreements of the Company, the Selling Stockholders and the Underwriter contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

18.              Definition of the Terms “Business Day”, “Affiliate” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close, (b) “affiliate” has the meaning set forth in Rule 405 under the Securities Act, (c) “subsidiary” has the meaning set forth in Rule 405 under the Securities Act and, for the avoidance of doubt, does not include any of the JV Entities.

19.              Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles (other than Section 5-1401 of the General Obligations Law).

20.              Waiver of Jury Trial. The Company, the Selling Stockholders and the Underwriter hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21.              Recognition of the U.S. Special Resolution Regimes. (i) In the event that the Underwriter that is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. (ii) In the event that the Underwriter that is a Covered Entity or a BHC Act Affiliate of the Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 22:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)   a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)  a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

22.              Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

23.              Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(Signature Pages Follow)

If the foregoing correctly sets forth the agreement between the Company, the Selling Stockholders and the Underwriter, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

ANTERO MIDSTREAM CORPORATION

By:	/s/ Mike Kennedy
	Name:	Mike Kennedy
	Title:	Chief Financial Officer

WARBURG PINCUS PRIVATE EQUITY X O&G, L.P.

By:	Warburg Pincus X, L.P., its general partner

By:	Warburg Pincus X GP L.P., its general partner

By:	WPP GP LLC, its general partner

By:	Warburg Pincus Partners, L.P., its managing member

By:	Warburg Pincus Partners GP LLC, its general partner

By:	Warburg Pincus & Co., its managing member

By:	/s/ Robert B. Knauss
Name:	Robert B. Knauss
Title:	Partner

WARBURG PINCUS X PARTNERS, L.P.

By:	Warburg Pincus X, L.P., its general partner

By:	Warburg Pincus X GP L.P., its general partner

By:	WPP GP LLC, its general partner

By:	Warburg Pincus Partners, L.P., its managing member

By:	Warburg Pincus Partners GP LLC, its general partner

By:	Warburg Pincus & Co., its managing member

By:	/s/ Robert B. Knauss
Name:	Robert B. Knauss
Title:	Partner

YORKTOWN ENERGY PARTNERS VII, L.P.

By:	Yorktown VII Company LP, its general partner
By:	Yorktown VII Associates LLC, its general partner

By:	/s/ Roberto A. Signorino
Name:	Roberto A. Signorino
Title:	Managing Member

YORKTOWN ENERGY PARTNERS VIII, L.P.

By:	Yorktown VIII Company LP, its general partner
By:	Yorktown VIII Associates LLC, its general partner

By:	/s/ Roberto A. Signorino
Name:	Roberto A. Signorino
Title:	Managing Member

Accepted:

Barclays Capital Inc.

By:	/s/ Will Hodge
Authorized Representative

Will Hodge
Managing Director

SCHEDULE I

Name and Address of Selling Stockholder	Number of Shares of Stock
Yorktown Energy Partners VII, L.P. 410 Park Avenue, Suite 19th Floor New York, NY 10022 Attn.: W. Howard Keenan, Jr.	1,179,537
Yorktown Energy Partners VIII, L.P. 410 Park Avenue, Suite 19th Floor New York, NY 10022 Attn: W. Howard Keenan, Jr.	1,820,463
Warburg Pincus Private Equity O&G, L.P. Warburg Pincus LLC; 450 Lexington Avenue; New York, New York 10017; Attention: Robert B. Knauss, General Counsel; Email: robert.knauss@warburgpincus.com notices@warburgpincus.com	22,253,508
Warburg Pincus X Partners L.P. Warburg Pincus LLC; 450 Lexington Avenue; New York, New York 10017; Attention: Robert B. Knauss, General Counsel Email: robert.knauss@warburgpincus.com notices@warburgpincus.com	711,929

SCHEDULE II

PERSONS DELIVERING LOCK-UP AGREEMENTS

Yorktown Energy Partners VII, L.P.

Yorktown Energy Partners VIII, L.P.

SCHEDULE III

ORALLY CONVEYED PRICING INFORMATION

1. Public offering price: Variable price offering

2. Number of shares offered: 25,965,437

SCHEDULE IV

ISSUER FREE WRITING PROSPECTUSES – ROAD SHOW MATERIALS

None.

SCHEDULE V

ISSUER FREE WRITING PROSPECTUS

1.	Term Sheet as filed by the Company with the Commission pursuant to Rule 433 on the date hereof.

SCHEDULE VI

Subsidiaries of the Company:

Entity Name	Jurisdiction of Incorporation or Formation	Percentage Ownership
Antero Midstream Partners LP	Delaware	100%
Antero Midstream LLC	Delaware	100%
Antero Water LLC	Delaware	100%
Antero Treatment LLC	Delaware	100%
Antero Midstream Finance Corporation	Delaware	100%
Antero Midstream NewCo Inc.	Delaware	100%
Antero Midstream Preferred Co LLC	Delaware	100%
Antero IDR Holdings LLC	Delaware	100%
Antero Midstream Partners GP LLC	Delaware	100%

Exhibit A

LOCK-UP LETTER AGREEMENT

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

The undersigned understands that you (the “Underwriter”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriter of shares (the “Stock”) of Common Stock, par value $0.01 per share (the “Common Stock”), of Antero Midstream Corporation, a Delaware corporation (the “Company”), from certain stockholders named therein (the “Selling Stockholders”), and that the Underwriter proposes to reoffer the Stock to the public (the “Offering”).

In consideration of the execution of the Underwriting Agreement by the Underwriter, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of the Underwriter, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or any other securities of the Company, or (4) publicly disclose the intention to do any of the foregoing for a period commencing on the date hereof and ending on and including the 30th day after the date of the Prospectus (as defined in the Underwriting Agreement) (such 30-day period, the “Lock-Up Period”).

Exhibit A-1

The foregoing paragraph shall not apply to (a) bona fide gifts, sales or other dispositions of shares of any class of the Company’s capital stock, in each case that are made exclusively between and among the undersigned or members of the undersigned’s family, or affiliates of the undersigned, including its partners (if a partnership) or members (if a limited liability company); provided that it shall be a condition to any transfer pursuant to this clause (a) that (i) the transferee/donee agrees to be bound by the terms of this Lock-Up Letter Agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto; and (ii) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) to make, and shall agree to not voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the 30-day period referred to above, (b) the exercise of warrants or the exercise of stock options granted pursuant to the Company’s stock option/incentive plans or otherwise outstanding on the date hereof; provided, that the restrictions shall apply to shares of Common Stock issued upon such exercise or conversion and (c) the establishment of any contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 (a “Rule 10b5-1 Plan”) under the Exchange Act; provided, however, that no sales of Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock, shall be made pursuant to a Rule 10b5-1 Plan prior to the expiration of the Lock-Up Period (as the same may be extended pursuant to the provisions hereof); provided further, that the Company is not required to report the establishment of such Rule 10b5-1 Plan in any public report or filing with the Commission under the Exchange Act during the Lock-Up Period and does not otherwise voluntarily effect any such public filing or report regarding such Rule 10b5-1 Plan.

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Selling Stockholders notify the Underwriter that they does not intend to proceed with the Offering, if the Underwriter notifies the Selling Stockholders that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Stock, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Company, the Selling Stockholders and the Underwriter will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, the Selling Stockholders named therein and the Underwriter.

This Lock-Up Letter Agreement shall automatically terminate upon the earliest to occur, if any, of (1) the termination of the Underwriting Agreement before the sale of any Stock to the Underwriter or (2) January 6, 2020, in the event that the Underwriting Agreement has not been executed by that date.

[Signature page follows]

Exhibit A-2

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name:
Title:

Dated: